Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
International Business Machines Corporation:

We have audited the statement of revenues and expenses of the Business Consulting Services Reporting Unit (the “Reporting Unit”) (a reporting unit as defined in Statement of Financial Accounting Standards No. 142), of International Business Machines Corporation (the “Company”) for the year ended December 31, 2004 (the “statement”) (not separately presented herein). The statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for use by the Company in connection with its various filings with the Commission). Certain corporate expenses, that are not the responsibility of the Reporting Unit, and which have not been allocated, have been excluded from the statement. Accordingly, the statement is not intended to be a complete presentation of the results of operations of the Reporting Unit.

In our opinion, the statement referred to above present fairly, in all material respects, the revenues and expenses of the Reporting Unit for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP Ernst & Young LLP

New York, New York
February 22, 2005

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190, 333-131934, 333-138326 and 333-138327) and the Registration Statements (Form S-3 Nos. 33-49475(1), 33-31732, 33-50537, 33-54375, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 333-37034, 333-101034 and 333-102603) of International Business Machines Corporation and in the related Prospectuses of our report dated February 22, 2005, included in this Current Report (Form 8-K) dated August 3, 2007, with respect to the statement of revenues and expenses of the Business Consulting Services Reporting Unit of International Business Machines Corporation for the year ended December 31, 2004 (not included therein).

/s/ Ernst & Young LLP

t

New York, New York
August 3, 2007